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                                                                   EXHIBIT 10.21

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                  Development and Technology License Agreement


                                    Between

                         Samsung Electronics Co., Ltd.
                           Samsung Main Bldg. 250 2Ka
                        Taepyungro, Chungku, Seoul Korea

                                      and

                                 Metawave, Inc.
                             10735 Willows Road NE
                         Redmond,  WA  98073-9769, USA

                              Section 1  Preamble

1.1 This Agreement, made and entered into as of the eighth day of February 2001, by and between Samsung Electronics Co., LTD., a Korean corporation with its principal place of business in Samsung Main Bldg. 250 2Ka, Taepyungro Chungku Korea, (hereinafter called "Samsung") and Metawave Inc., a Delaware corporation with its principal place of business at 10735 Willows Road NE P.O. Box 97069, Redmond, WA 98073-9769, USA (hereinafter called "Metawave").

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                             Section 2  Definitions

2.1 As used herein, the following terms shall have the meanings set forth below:

a)  "Prototype System" means [*].

b) "Prototype System Development" means the engineering services provided by Metawave to Samsung to design the system specific components for [*].

c) "Prototype Components" means the deliverable components from Metawave as defined in Annex A attached hereto.

d) "Commercial System Development" means the engineering services provided by Metawave to Samsung to design the system specific components for a commercial system incorporating Metawave's technology for Adaptive Antenna Array capability based on the Samsung standard product.

e)  "Commercial System" means the [*].

f) "Deliverable Items" means the Products and Services (hereinafter defined) to be delivered by Metawave to Samsung pursuant to this Agreement, of which is detailed and described in Annex A attached hereto.

g) "ASIC" means an application specific integrated circuits to be used with or in the deliverable products under this Agreement.

h) [*] means Metawave [*] consisting of Metawave [*] and associated control and processing software necessary to provide the [*].

i) "RF Front End" means the physical antenna array elements, tower mounted RF distribution box, and phase matched cables connecting the antenna array elements to the RF distribution box.

j) "Prototype System Test Plan" means the mutual developed and approved BTS performance test plan defining the verification test methods and procedures used to establish the performance of the modified prototype Samsung AAA BTS products.

k) "Commercial System Test Plan" means the mutual developed and approved BTS performance test plan defining the verification test methods and procedures used to establish the performance of the modified Samsung Commercial system AAA BTS products.

l) "Subsidiaries" means, with respect to any party, any entity which is under the control of such party by means of at least [*] ownership of the entity, whether directly or indirectly, or has been specifically included in this section below.

    Metawave shall approve subsidiaries of Samsung in which Samsung has less than 40% ownership to be included in this agreement, such approval shall not be unreasonably withheld.

m)  "AAA" means Adaptive Antenna Array

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n)  "Beamforming" means the process by which antenna patterns for both receive and transmit antenna patterns are electronically generated.

o) "Samsung Products" means Samsung's Adaptive Antenna Array enhanced BTS commercial products incorporating [*] and smart Antenna technology.

p) "Samsung Components" means [*] and or equivalent components, to be included and used as part of and within the Samsung Products, that have been exclusively designed by or for Samsung (which design is owned and used exclusively by Samsung).

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                     Section 3  Effective Date of Agreement

3.1 The effective date of this Agreement (hereinafter called "EDA") shall be the date when the Agreement has been signed by both Metawave and Samsung.

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                            Section 4      Services

4.1 Subject to the terms and conditions set forth herein, Metawave shall render to Samsung the following services according to the schedule as set forth herein (hereinafter collectively called "Services"):

     a)  [*].

     b)  [*].

4.2 Services shall include materials, fabrication, design support, system integration support, field test support, documentation and associated technology services in accordance with Annex A and Annex E attached hereto.

4.3 Details of Services are described in Annex A and Annex E attached hereto. The Annexes constitute a part of this Agreement. If any Annexes are contrary to this Agreement, this Agreement shall prevail.

4.4 Metawave represents and warrants that it has the full right and authority to enter into and perform any and all applicable provisions of this Agreement and further represents and warrants that there are no contracts, regulations or restrictions that will prevent it from performing the Services pursuant to this Agreement.

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                            Section 5      Delivery

5.1 Metawave at its [*] shall provide under this Agreement all the necessary [*] to perform the Services.

5.2 Metawave shall perform Services and deliver to Samsung the Deliverable Items pursuant to Annex A attached hereto according to the following delivery schedule("Schedule"):

                                                                        Delivery
     Item No.                        Description                     (Months AEDA)/1/
     --------                        -----------                      ------------
            Basic Agreement

1.   AAA Prototype System Development per Annex A                             [*]
2.   Quantity [*] per Annex A                                                 [*]
3.   Quantity [*] per Annex A                                                 [*]
4.   [*] per Annex A                                                          [*]
5.   Prototype Integration Test Support per Annex A                [*] following
                                                            Completion of Item 1
6.   Prototype Field Trials Test Support per Annex A               [*] following
                                                            Completion of Item 5
7.   Prototype documentation per Annex A                           [*] following
                                                            Completion of Item 6
8.   Commercial Product AAA System Development per Annex E                   TBD
9.   Commercial Product Integration Support per Annex E                      TBD
10.  Commercial AAA Product Documentation per Annex E                        TBD
11.  [*]                                                                     TBD

5.3 The delivery point of Deliverable Items shall be [*] Sunnyvale, California (Incoterms 1990). Metawave shall pack all Deliverable Items for air freight shipping. Metawave shall ship all documentation to Samsung via FEDEX or equivalent service.

5.4 Metawave represents and warrants that the documentation to be submitted to Samsung pursuant to this agreement shall [*]

-----------------------
/1/  Months After EDA

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                   Section 6    Prototype Component Verification


6.1 Within [*] after the delivery of the prototype components from Metawave, Samsung shall integrate the components into the prototype system, and conduct a test which determines through a mutually agreed test procedure, that the Metawave Prototype components (hereinafter called "Prototype Components"), meet the requirements pursuant to Annex A attached hereto.

6.2 Samsung shall determine whether the Prototype System including the Metawave Prototype components conforms to the Performance Targets specified in Annex A attached hereto (hereinafter called "Specifications"), and satisfactory integration in its system and submit a written report to Metawave within [*] after completion by Samsung of the Prototype Verification Test. [*]

6.3 In the event that Samsung rejects the Prototype components by reasonable judgment within the [*] period set forth in Section 6.2 hereof, the parties shall spend the [*] to discuss a mutually agreeable solution. If the parties cannot agree on a solution during such period, Samsung may, at its sole discretion, terminate this Agreement subject to Section 23.2 hereof.
     Section 6.2 above shall apply mutatis mutandis to the any revised Prototype Verification Testing conducted by Samsung.

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               Section 7      Completion of the Prototype System

7.1 Within [*] after the completion of the field trial, Samsung shall submit to Metawave a field test report (hereinafter called "Field Test Report") which describes the result of the field trials of the prototype Systems (hereinafter called "Field Trials"), pursuant to Annex A attached hereto. In the event Samsung was not able to submit a Field Test report in the above time limit, and Metawave agrees that the cause was reasonable, such time limit shall be adjusted by mutual agreement.

7.2 Samsung and Metawave shall examine the Field Test results to determine whether the Prototype System conforms to the requirements, and Samsung shall submit a written acceptance or rejection to Metawave within [*] after review of the Field Test Results. If no written rejection is submitted by Samsung within the said [*] period, the development shall be deemed completed on the expiration date of such period.

7.3 In the event that Samsung rejects the Field Test Results due to the Metawave Prototype System's components non-conformity to the Specifications within the [*] period set forth in Section 7.2 hereof, the parties shall spend the next [*] to discuss a mutually agreeable solution. If the parties cannot agree on a solution during such period, Samsung may, at its sole discretion, terminate this Agreement subject to Section 24.4 hereof.
     Section 7.2 above shall apply mutatis mutandis to the revised Field Test Results developed by Samsung.

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                              Section 8      Price

8.1 In consideration for the faithful performance and completion of the Services by Metawave hereunder, Samsung shall pay the fees as follows:

  Item No.            Description                   Price (U.S.D.)
  -------             -----------                   --------------
                           Basic Agreement Prototype
1.   Prototype System Development per Annex A                $[*]
2.   Quantity [*] per Annex A                                $[*]
3.   Quantity [*] per Annex A                                $[*]
4.   Prototype Components Documentation per Annex A           [*]
5.   Prototype Integration and Test Support per Annex A      $[*]
6.   Prototype Field Trials Support per Annex A              $[*]

          Prototype Agreement Price (Items 1 through 6)      $[*]

                     Basic Agreement Commercial Development

7.   Commercial System Development per Annex E                [*]
8.   Commercial System Documentation per Annex E              [*]
                                                        ---------
Commercial Agreement Price (Items 7 and 8)              $     [*]

Options
9.   In House Engineering Support (per man week)             $[*]
10.  Field Support (per man day)                             $[*]
11.  Field Support Travel (per man trip)                     $[*]
                                  Software [*]
12.  Software [*]                                            $[*]
13.  Annual Maintenance Fee                                  $[*]

8.2 The Price of item 7 in section 8.1 shall be based on Metawave's reasonable standard and customary rates for the scope of services defined and agreed as part of the commercial system development.

8.3 Samsung may exercise option items 9, 10 and 11 by notifying Metawave in writing of the level of required effort and duration. Option items 9, 10 and 11 shall remain valid and exercisable by Samsung until [*] After EDA.

8.4 The fees specified in this Section 8 (item 1 to 11) shall be deemed to cover all the compensation and expenses to be paid or reimbursed by Samsung to Metawave in connection with the performance of Services by Metawave under this Agreement, including the Services provided as option.

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8.5  The parties agree that the price of items 5 and 6 assumes subsistence costs and travel cost based on field testing at Samsung facilities in Korea. When a field trial location has been selected, prices for travel and subsistence shall be adjusted as mutually agreed based on Metawave's reasonable standard and customary rates.

8.6  [*].

8.7 Samsung shall pay to Metawave [*] in accordance with item 13 above. The [*] shall be due beginning [*] following the initial delivery of the software [*] as defined in item 8.6, and thereafter [*] as long as this license agreement is in effect. This fee shall provide for up to [*] for the [*] provided under and in accordance with section 11 of this License Agreement. Samsung shall have the right to terminate the software [*] support by providing written notification Metawave [*] prior to the beginning of the annual term of renewal. In the event that Samsung terminates the software [*] support Metawave shall no longer be responsible for supporting Samsung [*] configuration.


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                              Section 9  Payments

9.1 Payment for Items 1 through 6 of Section 8.1 hereof shall be made in accordance with the following schedule:

     [*]

     * AEDA means After Effective Date of Agreement

9.2  Payment for items 7 and 8 of Section 8.1 shall be made as follows:

     [*]

9.3 The [*] for the Prototype Agreement Price defined in Section 8.1 hereof (hereinafter called "Agreement Price") shall be made by Samsung to Metawave [*] following the signing of this Agreement and after Samsung's receipt of appropriate invoice issued by Metawave. Payment shall be made in U.S. dollars [*]. All other payments under Section 9.1 hereof, except as otherwise specifically agreed upon between the parties hereto in writing shall be made within [*] after Samsung's receipt of appropriate invoice issued by Metawave. Payments of the amounts specified in section 9.1 shall be made in U.S. dollars [*]

9.4  If Samsung's payment as specified in section 9 is delayed and such [*]

9.5  If for fault of Samsung, the start of the Prototype Field Trials are [*]

9.6 If for fault of Samsung the start of the Field Trials is delayed or the duration of the Field Trials is extended for more than [*],[*] as specified under the Agreement shall be paid forthwith.

9.7 [*] shall bear and pay all United States taxes that may be imposed on payments made to Metawave according to the terms of this agreement. [*] shall pay all other fees and taxes.

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            Section 10      Samsung Furnished Equipment and Services

10.1 Samsung shall furnish to Metawave for use in connection with and under the terms of this Agreement, the equipment and services described in Annex B attached hereto, together with such related data and information as Metawave may request and as may reasonably be required for the intended use of such equipment (hereinafter called "Samsung Furnished Equipment and Services").

10.2 Title to the equipment to be delivered pursuant to Section 10.1 above shall remain with Samsung. Upon delivery of the equipment specified in item 10.1 above, Metawave shall assume risk of loss for such equipment excluding normal wear and failures do to normal operation while the equipment is at Metawave's facilities. Title to such equipment shall not be affected by the incorporation or attachment thereof of any property not owned by Samsung.

10.3 The schedule of the performance of the Services are based upon the expectation that Samsung Furnished Equipment and Services will be furnished by Samsung at the times stated in Annex B attached hereto. In the event the Samsung Furnished Equipment and Services are not delivered to Metawave by such time or times, the schedule of the performance of the Services, or the applicable price therefore or both shall be mutually adjusted accordingly.

10.4 At the completion of Metawave's obligation under the terms of this Agreement or upon earlier termination of this Agreement, Samsung furnished equipment shall be returned to Samsung, FOB Metawave's Facilities.

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               Section 11     Intellectual Property and License

11.1    Intellectual Property Ownership

11.1.1 As between Metawave and Samsung any and all intellectual property rights (including, without limitation, patent, copyright, and trade secret) relating to Adaptive Antenna Array and [*] previously developed by Metawave or relating to proprietary information provided to Samsung by Metawave during the course of this Agreement to assist in the development or delivery of the deliverable items under the terms of this Agreement, are the sole property of Metawave, including but not limited to the intellectual property and patents listed in Annexes A and D ("Metawave Intellectual Property").

11.1.2 As between Samsung and Metawave any and all intellectual property rights (including, without limitation, patent, copyright and trade secret) relating to CDMA technology previously developed by Samsung or relating to proprietary information provided to Metawave by Samsung during the course of this Agreement to assist in the development or delivery of the deliverable items under the terms of this Agreement, are the sole property of Samsung ("Samsung Intellectual Property").

11.1.3 The foregoing notwithstanding, in the event that Metawave and Samsung jointly develop intellectual property relating to the technology described in Annexes A, D and E during the course of the Services ("Jointly Developed Intellectual Property"), where Jointly Developed Intellectual Property as referred to herein consists only of [*].

11.1.4 As between Samsung and Metawave any and all future intellectual property rights (including, without limitation, patent, copyright and trade secret) relating to the adaptation, modification, improvement, or alteration of the [*] technology, including the development of a [*] for use with air interfaces other than the [*] wireless interface standards, by Metawave are the sole property of Metawave ("Future Developed Intellectual Property").

11.1.5 As between Samsung and Metawave any and all future intellectual property rights (including, without limitation, patent, copyright and trade secret) relating to CDMA technology developed by Samsung or relating to proprietary information provided to Metawave by Samsung during the course of this Agreement to assist in the development or delivery of the deliverable items under the terms of this Agreement, are the sole property of Samsung ("Samsung Future Intellectual Property").

11.2     Intellectual Property License:

11.2.1   License During Development:

11.2.1.1 During the time from the effective date of this Agreement through completion of the development set forth in Section 7 (hereafter called Prototype System Development), as

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          between Metawave and Samsung, Metawave shall have [*] under the
          Metawave Intellectual Property, and Jointly Developed Intellectual Property, including the [*], except that Samsung shall have the [*] in accordance with the terms and conditions of this Agreement.

11.2.1.2 During the Prototype System Development, as between Metawave and Samsung, Samsung shall have [*], except that Metawave shall have the [*] associated with the technology described in Annex B in performing the services set forth in Section 4 and Annexes A and E.

11.2.2    Post Development License:

11.2.2.1 Following completion of the prototype development set forth in Section 7 hereof (hereinafter called Prototype System Completion) and full payment as provided for in Section 9, [*].

11.2.2.2 Following the [*] and full payment as provided for in Section 9, payment of the [*] in the amount and within the time as set forth in
          Section 12.1, and for such time as the royalty obligations as set forth in Sections 12.2-12.5 are met, [*].

          The Samsung Products and Samsung Components utilizing the [*].

11.2.3 Following the [*] and full payment as provided for in Section 9, Metawave at Samsung's request and payment of the Initial License Fee, in the amount and within the time as set forth in Section 12.1, and for such time as the royalty obligations set forth in Sections 12.2-
          12.5 are met shall grant to Samsung and its Subsidiaries, a [*].

11.3 All rights, title, and interest in any updates, developments, enhancements, or modifications made to the [*]. Samsung agrees that it will promptly notify Metawave of, and communicate full information in writing covering, any such Samsung Improvements and hereby grants to Metawave a [*] to use such Samsung Improvements. Samsung may use such Samsung Improvements only in accordance with the terms and conditions of the license set forth in sections 11 of this Agreement.

11.4 Should Metawave grant to any third party other than a Subsidiary of Metawave or of which Metawave is a Subsidiary, a [*], in order to [*] in this Agreement, Metawave shall [*]. In the case where Metawave has granted a [*].

          Such [*] shall only be effective, however, if Samsung shall, within [*] referred to in (i) above, advise Metawave that it accepts all terms and

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          conditions of the [*]. The provisions above, shall not apply in respect to any [*] by Metawave resulting from a [*] provided in this Agreement, or the [*].

          Samsung shall have the right to request [*]. Selection of an independent party, who has [*] for such a review, shall be subject to mutual agreement by Samsung and Metawave, and in no case shall the party be an employee, contractor or affiliate of either company. [*]. Following a review of the agreement the reviewer shall provide Samsung and Metawave with an assessment of whether the [*].

11.5 In that Metawave has disclosed or may disclose, through the term of this agreement certain U.S. patent applications to Samsung, Samsung agrees to protect these patent applications from unauthorized disclosure to any third party outside of Samsung and its Subsidiaries pursuant to section 21 hereof.

11.6 In that Metawave has developed and holds certain copy rights to and for software relating the [*] for mobile communications applications, that Metawave will provide to Samsung, Samsung agrees to protect this software from unauthorized disclosure to any third party outside of Samsung and its Subsidiaries.

11.7 Metawave shall deliver to Samsung appropriate information, which is sufficient for Samsung to exercise the rights set forth in Section 11.2, including providing Samsung with an appropriate and reasonable technical support.

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                             Section 12     Royalty

12.1 Following successful completion of the Prototype System capacity verification test, Samsung shall [*] set forth in Section 11.2.2.2 hereof and Samsung shall pay to Metawave an Initial License Fee payment of [*] within [*] following the Prototype System Completion, and there after Samsung shall pay royalties as set forth in Section 12.2 hereof.

12.2 The Amount of Royalty will be determined according to the following sections as applicable to the specific applications by Air Interface standard.

12.2.1 The amount of royalty for applications relating to [*] shall be as follows: [*].

12.2.2 The amount of royalty for all other mobile wireless air interface standards for Samsung Products and Samsung Components which utilize Metawave's licensed intellectual property the amount of royalty shall be as follows: Metawave and Samsung shall agree on a [*].

12.3 If Samsung purchases or licenses a product or products from a third party supplier for use with Samsung Products which incorporates the [*], under this Agreement, so that the [*] herein.

12.4 Net sales price as used in Section 12.2 hereof means the price charged to customers for the [*] (to include [*] and corresponding software) manufactured or sold by Samsung and/or its Subsidiaries, less freight, insurance charges and sales tax, if any, directly applicable to such [*].

12.5 Samsung shall make the royalty payments within [*] of the end of the [*] for all Samsung Products and Samsung Components sold during [*] and shall also provide a report which details how the royalty was calculated.

12.6 Samsung shall maintain records and books of its sales subject to the royalty set forth in Section 12.2 above, and shall permit, during Samsung's usual business hours, not more frequently than annually, inspection by an certified public accountant appointed by Metawave of the records and books to the extent which is necessary to verify the amounts of the royalty.

12.7 The license granted pursuant to the terms and conditions of this Agreement, shall [*], provided that the obligations of Samsung pursuant to section 12 are met. [*].

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12.8    Samsung shall have the option to terminate this License Agreement following [*]. In the event that Samsung elects to terminate this license agreement, Samsung will provide to Metawave a written notice of intention to terminate and shall cease to include deliver utilize or distribute products or components utilizing or incorporating the Metawave licensed technology.


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                       Section 13      Future Development

13.1 After the Pre-Production System Completion, Samsung may at its option, ask Metawave to modify the interface or functions of the [*] and or antenna array technology developed or provided under this Agreement. Metawave shall provide a reasonable proposal to accomplish the modification, following agreement on the scope of the modifications Metawave shall undertake such modifications.

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         Section 14   Samsung's Purchase of Metawave Components

14.1 Upon the payment of the royalty Fee's set forth in Section 12.1 hereof, by Samsung, and at such time as Metawave receives a purchase order, [*]. Other terms and conditions applicable to such sale will be negotiated between the parties hereto and will be set forth in a separate agreement purchase order.

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                   Section 15          Disclaimer of Agency

15.1 Neither party shall be, nor hold itself out to be, an agent or representative of the other party for any purpose whatsoever and neither party shall have the right or authority to create or assume any obligation or responsibility of any kind, express or implied, in the name of or on behalf of the other party or to bind the other party in any way or for any purpose whatsoever.

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                        Section 16      Indemnification

16.1 Metawave shall indemnify and hold Samsung harmless from any and all claims and liabilities for injury to or death of any person or for damage to or destruction of any property resulting from any and all act or omissions of Metawave's employees, agents or subcontractors.

16.2 Samsung shall indemnify and hold Metawave harmless from any and all claims and liabilities for injury to or death of any person or for damage to or destruction of any property resulting from any and all act or omissions of Samsung's employees, agents or subcontractors.

                          Section 17      Infringement

17.1 Metawave agrees to defend, indemnify and hold harmless Samsung and its respective directors, shareholders, officers, agents, employees, successors and assigns from and against any and all claims, demands, suits, actions, judgments, damages, costs, losses, expenses (including reasonable attorneys' fees) and other liabilities arising from, in connection with, or related in any way to, directly or indirectly the Deliverable Items, when used within the scope of this Agreement, infringe any patent (including application), or any copyright, trademark or trade secret; provided that Samsung provides Metawave with (i) prompt written notice of such claim or action, (ii) proper and full information and reasonable assistance to defend and/or settle any such claim or action at Metawave's expense. In the event that the Deliverable Items, or a part thereof, are held, or in Metawave's sole opinion, may be held to constitute an infringement, Metawave, at its option and expense, may either (x) modify the Deliverable Items so they become non-infringing,
       (y) replace the Deliverable Items with functionally equivalent non-infringing materials reasonably acceptable to Samsung or (z) accept return of the Deliverable items and return to Samsung the commercial fees, including without limitation any royalty and development fee. Accept return of the Deliverable Items and return to Samsung the fees then already received. Notwithstanding the foregoing, Metawave will have no liability if the alleged infringement arises from combinations of the Deliverable Items with non-Metawave programs or products, unless such combination is authorized in advance in writing by Metawave.

17.2 THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF METAWAVE AND THE EXCLUSIVE REMEDY OF SAMSUNG, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE DELIVERABLE ITEMS.

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                        Section 18      Taxes and Duties

18.1 [*] shall be responsible for any and all taxes, duties or fees in connection with this Agreement, imposed and collected by United States Governmental Authorities for Services performed by [*] hereunder.

18.2 Notwithstanding Section 18.1 hereof, [*] shall be responsible for the payment of all other taxes, duties, or fees in connection with this Agreement so far as they are applicable outside the United States, except for the income tax withheld at source in Korea to the extent such withholding tax is creditable against the income tax of Metawave in the United States. [*] shall be responsible for the reporting and payment of all taxes, duties, or fees resulting in importing Samsung Furnished Equipment and Services to the United States in connection with this Agreement.

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                    Section 19      Limitation of Liability

19.1 IN NO EVENT, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT OR FROM MANUFACTURE, INSTALLATION, MAINTENANCE, REPAIR OR USE OF THE EQUIPMENT FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE, LOSS OF USE OF THE EQUIPMENT OR ANY ASSOCIATED EQUIPMENT, COST OF SUBSTITUTE EQUIPMENT, OR DOWN TIME COSTS.

19.2 EXCEPT FOR THE OBLIGATION OF METAWAVE UNDER SECTION 17.1 HEREOF, NEITHER PARTY'S LIABILITY ON ANY CLAIM ARISING FROM THIS AGREEMENT, OR FROM THE MANUFACTURE, DELIVERY, INSTALLATION, INSPECTION, OPERATION OR USE OF ANY EQUIPMENT COVERED BY OR FURNISHED UNDER THIS AGREEMENT, SHALL IN NO CASE EXCEED THE TOTAL AMOUNT PAID OR PAYABLE BY SAMSUNG TO METAWAVE FOR THE DEVELOPMENT COSTS AS STATED HEREIN.

19.3 THE PROVISIONS OF THIS SECTION SHALL SURVIVE TERMINATION OF THIS AGREEMENT, EXCEPT IN THWE CONDITION IF THIS AGREEMENT IS TERMINATED DUE TO EITHER PARTIES' MATERIAL BREECH.

                                      -25-
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                       Section 20      Licenses and Visas

20.1 Samsung shall assist Metawave in obtaining any permits, licenses and any other documents including visas, required for the performance of the Services. Samsung shall assist if requested for customs clearances of equipment and tools required for installation or service of the Deliverable Items to Korea or third countries. Samsung shall assist Metawave in obtaining any and all permits, clearances, visas and approvals for Metawave's representatives in connection with their entry into and departure from Korea or third countries for the purpose of performance of the Services.

20.2 The obligation of Metawave to provide the Deliverable Items, documentation, or any media in which any of the foregoing is contained, as well as any other technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. Samsung warrants that it will comply with the Export Administration Regulations and all other applicable United States laws and regulations governing re-exports of Deliverable Items in effect from time to time.

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                    Section 21      Proprietary Information

21.1 As used herein, "Confidential Information" means any and all technical or business information disclosed hereunder by a party hereto (hereinafter called "Disclosing Party") to the other party (hereinafter called "Receiving Party") which (i) if disclosed in written or other tangible form, is conspicuously marked as "Confidential" or "Proprietary" at the time of the disclosure, and (ii) if disclosed orally or visually, is specifically designated as proprietary or confidential at the time of the disclosure and summarized in writing conspicuously marked as "Confidential" or "Proprietary" by Disclosing Party and delivered to Receiving Party within twenty (20) days after the disclosure. The Receiving Party will keep secret and not disclose to any third party, including but not limited to any governmental agency or office for any purpose except as specifically set forth below, and not use any Confidential Information of the Disclosing Party for any purpose other than in association with performance of duties and obligations under this Agreement. The Receiving Party shall protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, as it uses to safeguard its own confidential information or proprietary information of a like nature from unauthorized use, disclosure, or dissemination. The Receiving Party will not reverse engineer, decompile, or disassemble any software disclosed to Receiving Party by the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party in accordance with valid judicial or other governmental orders, or in order to procure any necessary governmental approvals required by such Receiving Party to effectuate the purposes for which the Confidential Information was disclosed, provided Receiving Party shall give Disclosing Party reasonable notice prior to such disclosure.

21.2 The confidentiality obligations and restrictions imposed on Receiving Party hereunder shall not extend to any Confidential Information that Receiving Party can demonstrate:

      a)  was in the public domain at the time of its disclosure;

      b)  was known to Receiving Party at the time of its disclosure;

      c)  is independently developed by Receiving Party at any time;

      d)  becomes part of public domain through no fault of Receiving Party; or

      e) is disclosed by Disclosing Party to a third party without restrictions on such third party's rights to disclose or use the same.

21.3 Upon the Disclosing Party's request, the Receiving Party shall return all copies of the Confidential Information, except for the Deliverable Items, to the Disclosing Party or make such other disposition thereof as is directed or approved by the Disclosing Party.

21.4  Neither party will, without the other party's prior written consent:

     (i) make any news release, public announcement, denial or confirmation of this Agreement or its subject matter; or

     (ii) in any manner advertise or publish the fact of this Agreement.

   Any permission given by one party regarding the above, or regarding any other publicity or use of the other party's name, may be revoked at any time. Neither party will unreasonably withhold or revoke such permission. Not withstanding the foregoing, Metawave may disclose the terms of this Agreement to financial institutions, venture capital funds, and/or investors as may be required for the purpose of raising the necessary capital to support Metawave's business objectives (subject to confidentiality restrictions defined in this agreement).

                        Section 22       Force Majeure

22.1 Metawave shall not be liable where the performance under the Agreement is obstructed or delayed due to causes beyond the reasonable control or without any fault or negligence on the part of Metawave. Such causes shall include, but shall not be limited to, acts of God, fires, floods, explosions, serious accidents, strikes, lockouts, or other similar labor actions, riots, civil commotions, mobilizations, threat or existence of war, blockades, embargoes, requisitions of vessels, epidemics or quarantine restrictions, acts of any government, government priorities, allocation regulations or orders affecting materials, facilities, or conditions dangerous to the health or safety of Metawave personnel, loss, destruction, or damage to equipment, delay in the delivery of materials from third parties, delay in transportation, acts of Samsung, or from any other causes beyond the reasonable control of the Metawave. Should excusable delays attributable to any of the above causes occur, the date for delivery shall be correspondingly extended by a period equal to that of the delay. Metawave shall inform Samsung each time within [*]of the commencement as well as the termination of the Force Majeure.

22.2 If Force Majeure has lasted [*] after notice as specified above and a mutually agreeable solution has not been found, the parties may either consider the means by which this Agreement may be terminated in whole or in part subject to a mutual agreement or renegotiate terms along lines mutually acceptable to both parties.

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                          Section 23     Termination

23.1 Until the Prototype System Completion, Samsung shall be entitled but not bound to terminate this Agreement for its convenience at any time by giving notice to Metawave. Metawave will have [*] from the time of notice of termination to efficiently stop all work activities. In the event that Samsung terminates this Agreement pursuant to this Section 23.1, Samsung shall promptly reimburse Metawave for:

      [*]

23.2  In the event that Samsung terminates this Agreement in accordance with
      Section 6.3 hereof, Metawave will have [*] from the time of notice of termination to efficiently stop all work activities. Samsung is not required to make further payment other than what is already due as of the notice of termination.

23.3 If there is a "change of control" at Metawave, then Metawave shall provide Samsung no less than [*] written notice prior to the effective date of any change in control or ownership of Metawave. For the purposes hereof, a "change in control" will include (i) a sale, merger or liquidation of Metawave, (ii) the acquisition by, and/or transfer to, a third party of 50% or more of the outstanding capital stock of Metawave and/or (iii) a sale or transfer of all, substantially all or a substantial portion of the assets of Metawave. [*].

23.4 If the Prototype System Completion is not made within [*] after EDA, and such delay is not caused by Samsung's breach of this Agreement or Force Majeure, [*] under terms 23.1b. Metawave will have [*] from the time of notice of termination to efficiently stop all work activities. Samsung is not required to make further payment other than what is already due as of the notice of termination.

23.5 If either party hereto commits any breach of the terms of this Agreement and such breach is not corrected within [*] after receipt of notice from the other party specifying the nature of the breach, the other party may terminate this Agreement forthwith, without any compensation and liability to the breaching party.

23.6 If either party hereto shall file a petition in bankruptcy or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency or if either party shall be adjudged a bankrupt or go or be placed into a complete liquidation, or if a receiver shall be appointed for the business of either party, or if either party shall cease major part of its business, the other party may terminate this Agreement forthwith, without any compensation and liability to such party.

23.7 In the event that this Agreement is terminated [*],[*] as defined in this agreement. [*].

23.8 In the event that this Agreement terminates, both Parties agree to keep in confidence the confidential information received as defined in section 21, and to protect and safeguard the same by taking measures at least equal to its own confidential information. Both Parties agree not to divulge or disclose, either directly or indirectly, in whatever form or by whatever means, the confidential information or any part thereof to third parties without the prior written approval of the disclosing Party.


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                     Section 24         Liquidated Damages

24.1  [*].

24.2 Amounts to which Samsung may be entitled under this Section 24 are intended to be Samsung's exclusive remedy for damages caused by Metawave's delay in delivery of any items or materials to be delivered to Samsung hereunder.

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                      Section 25      Technology Warranty

19.2 Metawave Warrants that the technology provided under the terms of this Agreement shall [*]


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                          Section 26      Regulations

26.1 At all times during the performance of their obligations hereunder the parties shall in all respects comply with any applicable laws, regulations and orders of governmental authorities and agencies having competent jurisdiction.

                         Section 27  Non-Assignability

27.1 This Agreement and any rights or obligations hereunder shall not be assigned by either party without the written consent of the other party, except in the event of a sale of all or substantially all of a party's assets or stock, in which case no consent shall be required.

                               Section 28  Waiver

28.1 No waiver of the terms and conditions of this Agreement or the failure of either party strictly to enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or any other term or condition of this Agreement on any other occasion.

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                            Section 29  Severability

29.1 If any term or provision of this Agreement is determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to extent possible. In any event, all other terms and provisions shall be deemed valid and enforceable to the maximum extent possible.

                           Section 30  Governing Law

30.1 The validity and construction of this Agreement shall be governed by the laws of the state of California. The parties hereto shall endeavor to settle all disputes, controversies or differences which may arise between them out of or in relation to or in connection with this Agreement amicably by mutual consultation. In the event that the parties fail to reach an amicable settlement within [*] after the occurrence of such disputes, controversies or differences, such disputes, controversies or differences shall be finally settled by arbitration in [*]. Such arbitration will be held in accordance with the Rules of [*]. The arbitration shall be conducted in English language. The number of arbitrators shall be [*] and they shall be appointed in accordance with the said rules.


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                              Section 31  Notices

31.1 All notices required or permitted to be made hereunder shall be delivered by postage prepaid, registered airmail or by facsimile addressed to the party for whom intended at the following address or at such other address as the intended recipient previously shall have designated by written notice:

If to Samsung:

     [*]
     18th Floor,
     Samsung Plaza Building
     263, Seohyeon-Dong, Bundang-Gu
     Sungnam-Si, Kyungki-Do, Korea
     463-050 Bundang P.O. Box 32


If to Metawave

     [*]
     1684 Dell Avenue
     Campbell, CA 95070  USA


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                           Section 32       Headings

32.1 The headings to the Sections in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement.

                                      -39-
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                          Section 33 Entire Agreement

33.1 All prior negotiations between the parties hereto shall be merged in this Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no understandings or representations of any kind except as expressly set forth herein. This Agreement cannot be altered, changed, supplemented or amended except by written instrument or instruments signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their authorized representatives as of the day and year first written above.


Samsung Electronic Corporation Ltd.     Metawave Communications Corporation


By  /s/ Yw Chung                        By /s/ Robert  Hunsberger
   --------------------------------       ---------------------------------

Title  Director                         Title  Chief Executive Officer
     ------------------------------          ------------------------------

                                      -40-
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                                    Annex A

                                      [*]



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                                    Annex B

                      SAMSUNG Furnished Items and Services

                                                                         Months
Item     Description                                     Quantity         AEDA*
-----    -----------                                     --------        -------
1       [*]                                                  [*]            [*]
2       [*]                                                  [*]            [*]
3       [*]                                                  [*]            [*]
4       [*]                                                  [*]            [*]

*  Months After Effective Date of Agreement


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                                    Annex C

                           Metawave Component  Prices

   Metawave will sell [*] units to Samsung in accordance with Section 15, at the following prices:

     Per [*] for quantities from [*]           [*]


Metawave shall provide technical support for the products and services delivered in accordance with the terms of this agreement. In the event that any Product does not function in accordance with the Specifications, Metawave shall provide technical assistance to resolve issues according to the following table:


--------------------------------------------------------------------------------------
    Level                             Description                 Metawave Required
                                                                    Resolution Time
--------------------------------------------------------------------------------------
Severity 1                 [*]                                            [*]
--------------------------------------------------------------------------------------
Severity 2                 [*]                                            [*]
--------------------------------------------------------------------------------------
Severity 3                 [*]                                            [*]
--------------------------------------------------------------------------------------
Severity 4                 [*]                                            [*]
--------------------------------------------------------------------------------------



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                                    Annex D

                                      [*]



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                                    Annex E

                                      [*]



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                                    Annex F

                                      [*]



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